Exhibit 10.44

INDEFINITE-TERM EMPLOYMENT CONTRACT	CONTRAT DE TRAVAIL A DUREE INDETERMINEE
Between:	Entre :

PHYSIO-ASSIST, a simplified joint-stock company under French law, with its registered office located at 31 Résidence Parc Club Du Golf, 13100 Aix-en-Provence, France, registered at the Trade Register of Aix-en-Provence under the number 753 793 827.

PHYSIO-ASSIST, une société par actions simplifiée de droit français, dont le siège social est situé 31 Résidence Parc Club Du Golf, 13100 Aix-en-Provence, France, immatriculée au Registre du Commerce et des Sociétés d’Aix-en-Provence sous le numéro 753 793 827.

Represented for the purposes hereof by Mr. Nabil SHABSHAB as CEO of INOGEN Inc. which is President of PHYSIO-ASSIST, duly empowered to this effect	Représentée par Monsieur Nabil SHABSHAB, en sa qualité de Président de INOGEN Inc., elle-même Présidente de la société PHYSIO-ASSIST, dûment habilité à l’effet des présentes
(hereinafter referred to as the “Company”)	(ci-après dénommée la « Société »)
And: Mr. Grégoire RAMADE A French citizen Born on July 6, 1969 in Beirut (Lebanon) Residing 43 avenue André Morizet 92100 Boulogne-Billancourt France	Et : Monsieur Grégoire RAMADE De nationalité française Né le 6 juillet 1969 à Beyrouth (Liban) Demeurant 43 avenue André Morizet 92100 Boulogne-Billancourt France
Social security number: 1 69 07 99 205 096 81	Numéro de sécurité sociale : 1 69 07 99 205 096 81
(hereafter referred to as the “Employee”) The Employee and the Company are collectively hereinafter referred to as the “Parties”.	(ci-après dénommé le « Salarié ») Le Salarié et la Société sont collectivement désignés les « Parties ».

“Group” means every company in France or abroad which controls directly or indirectly through one or more intermediary entities or is controlled by the Company or is under the same control as the Company.

Le terme « Groupe » désigne toute société en France ou à l’étranger qui, directement ou indirectement au moyen d’un ou plusieurs intermédiaires, contrôle, est contrôlée ou est sous le même contrôle que la Société.

“Control” such as referred in the previous sentence, means the direct or indirect holding of at least 50% of the capital or of the right to vote with regard to the Company.	Le terme « Contrôle » dans le contexte de la phrase précédente vise la détention directe ou indirecte d’au moins 50% du capital ou des droits de vote d’une société.

FRMATTERS!3494727.1

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

IT HAS BEEN AGREED AS FOLLOWS:	IL A ETE CONVENU ET ARRETE CE QUI SUIT :
ARTICLE 1 – HIRING – COLLECTIVE BARGAINING AGREEMENT 1.1 The Company will hire the Employee for an unlimited period as from November 13, 2023 at the latest.	ARTICLE 1 – ENGAGEMENT -CONVENTION COLLECTIVE 1.1 Le Salarié est engagé par la Société pour une durée indéterminée à compter du 13 novembre 2023 au plus tard.
1.2
If necessary, the Employee will benefit from an information and prevention examination, within the three months (3) following his starting date.

The Employee formally states that, as of his starting date, he is not bound to any other business, that he had left his previous employer free from any commitments whatsoever, and that he is not subject to any non-competition clause which would prevent him from working for the Company.

1.2.
Le Salarié bénéficiera, le cas échéant, d’une visite d’information et de prévention dans les trois (3) mois suivant sa date d’entrée en fonction.

Le Salarié déclare formellement qu’à compter de sa date d’entrée en fonction, il n’est plus lié à aucune autre entreprise, qu’il a quitté son précédent employeur libre de tout engagement de quelque nature que ce soit et qu’il n’est soumis à aucune clause de non-concurrence qui pourrait l'empêcher d'être employé par la Société.

1.3
For information purposes, the collective bargaining agreement, which is applied by the Company to the present employment Contract (hereafter “Contract”), is “the collective bargaining agreement for Offices of Technical Studies, Offices of Consulting Engineers and Consulting Firms (“SYNTEC”), (hereafter referred to as the “Collective Bargaining Agreement”).

1.3.
A titre d’information, la convention collective appliquée par la Société au présent Contrat de travail (ci-après « Contrat ») est la convention collective des Bureaux d’Etudes Techniques et Cabinets d’Ingénieurs-Conseils et Sociétés de Conseil (« SYNTEC »), (ci-après dénommée la « Convention Collective »).

This reference to the Collective Bargaining Agreement is not considered as an element of this employment Contract and may change in case of evolution of the Company's activity.	La référence à cette Convention Collective ne constitue pas un élément du présent Contrat de travail et est susceptible de modification en fonction de l'évolution de l'activité de la Société.

ARTICLE 2 – FUNCTION - DUTIES

2.1.
The Employee is hired by the Company as Senior Vice-President of International Sales, Executive status, position 3.3 – coefficient 270.

The list of the main duties and responsibilities of the Employee are enclosed in Exhibit 1.

ARTICLE 2 – FONCTION - ATTRIBUTIONS

2.1.
Le Salarié est embauché par la Société en qualité́ de Senior Vice President International Sales, statut Cadre, position 3.3 – coefficient 270. .

La liste des principales attributions et responsabilités du Salarié figure en Annexe 1.

2/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

The Employee understands that these duties will necessarily evolve in accordance with the development of the business. He therefore accepts that his duties may be changed as the Company judges necessary and that these modifications may not be considered as a modification to his Contract as long as they respect his professional qualification, and the nature of his function and responsibilities.

Les attributions du Salarié sont nécessairement évolutives et pourront faire l'objet de toutes modifications ou précisions jugées utiles par la Société, sous réserve de respecter sa qualification professionnelle, et la nature de sa fonction et de ses responsabilités sans que cette modification ne constitue une modification du présent Contrat.

2.2.
In respect of his professional activity, the Employee will report to Mr. Nabil SHABSHAB, CEO of INOGEN Inc., or to any person who may validly replace him. The reporting can be changed so long as this does not represent a change in the job function and the responsibilities of the Employee.

2.2.
Dans le cadre de sa fonction, le Salarié devra rendre compte de son activité́ professionnelle à Monsieur Nabil SHABSHAB, Président d’INOGEN Inc., ou à toute personne qui pourrait lui être substituée. Le rattachement hiérarchique du Salarié pourra être modifié des lors que cela n’emporte pas modification de sa fonction et de ses responsabilités.

2.3.
The Employee undertakes to perform his duties in the best interests of the Company with all required loyalty, competence and diligence, in accordance with the Company’s general policy, which he agrees to respect. The Employee shall use all due diligence as well as his professional experience in order to carry out his duties.

2.3.
Le Salarié s'engage à exercer sa fonction au mieux des intérêts de la Société avec toute la loyauté, la compétence et la diligence requises et en conformité avec les règles générales en vigueur au sein de la Société, qu’il accepte de suivre. Le Salarié apportera à la réalisation de sa mission, ses connaissances professionnelles et toute sa diligence

ARTICLE 3 – DURATION OF CONTRACT	ARTICLE 3 – DUREE DU CONTRAT
3.1.
This Contract is entered into for an unlimited period.
3.2.
Except in case of gross misconduct (“faute grave”), willful misconduct (“faute lourde”) or force majeure, the Party who wishes to terminate the Contract must notify the other Party by registered letter with acknowledgement of receipt, subject to prior notice in accordance with the law and collective bargaining agreement in force.

3.1.
Le présent Contrat est conclu pour une durée indéterminée.
3.2.
Sauf en cas de faute grave, faute lourde ou de force majeure, celle des Parties qui voudrait mettre fin au présent Contrat devra prévenir l’autre Partie de son intention à cet égard par lettre recommandée avec accusé de réception moyennant un préavis conforme aux dispositions légales et conventionnelles en vigueur.

3/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

ARTICLE 4 –REMUNERATION	ARTICLE 4 – REMUNERATION
4.1.
As remuneration for his activity, the Employee will receive a base gross annual salary of € 327,273 (three hundred twenty-seven thousand two hundred seventy-three euros) paid in 12 (twelve) equal instalments, i.e. a gross monthly salary of € 27,272.75 (twenty-seven thousand two hundred seventy-two euros and seventy-five cents).

4.1.
En rémunération de son activité́, le Salarié recevra un salaire fixe annuel brut de 327.273 € (trois cent vingt-sept mille deux cent soixante-treize euros) payé en 12 (douze) mensualités égales, soit un salaire mensuel brut de 27.272,75 € (vingt-sept mille deux cent soixante-douze euros et soixante-quinze centimes).

4.2.
In addition, the Employee may be eligible to a quarterly target incentive bonus based on commissions that could amount to 50% of his gross annual base salary, upon achievement of set revenues. No commissions would be paid failing attainment of at least 80% of the set revenues. The total gross amount of the quarterly target incentive bonuses of one year cannot exceed 200% of the Employee’s gross annual base salary. Between 80% and 200% of achievement rate, linear interpolation will be applied to determine the appropriate level of payout.

4.2.
En surplus, le Salarié pourra être éligible à un bonus trimestriel basé sur des commissions pouvant s'élever à 50 % de son salaire fixe annuel brut, à condition d'atteindre les revenus fixés. Aucune commission sera payée à défaut d'atteindre au moins 80% des revenus fixés. Le montant brut total des bonus trimestriels d’une même année ne peut excéder 200% du salaire fixe annuel brut du Salarié. Entre 80% et 200% du taux de réalisation, une interpolation linéaire sera appliquée pour déterminer le niveau de paiement approprié.

The achievement of your quarterly target (and not annual target) for the first two quarters following your employment will be guaranteed at 100%.	La réalisation de votre objectif trimestriel (et non annuel) pour les deux premiers trimestres suivant votre embauche sera garantie à 100%.

The granting conditions of the commissions will be defined in a variable remuneration plan which will be transmitted to the Employee. The targets to be achieved will be defined unilaterally by the Company and transmitted to the Employee at the beginning of each period of reference.

Les conditions d’attribution des commissions seront fixées dans un plan de rémunération variable qui sera remis au Salarié. Les objectifs à atteindre seront déterminés unilatéralement par la Société et transmis au Salarié au début de chaque période de référence.

4.3.
In addition to the above-mentioned variable remuneration, the Employee may be eligible to a growth-based incentive only for years 2024 and 2025, amounting to €40,000 gross (forty thousand euros) per year.

4.3.
En plus de la rémunération variable susmentionnée, le Salarié aura droit à une prime de croissance pour les années 2024 et 2025 seulement, d’un montant de 40 000 € (quarante mille euros) bruts par an.

4/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

50% of this gross amount will be based on exceeding a 5% year-over-year growth rate in INOGEN-related revenues in International Markets (excluding North America), and the remaining 50% will be based on exceeding 10% year-over-year growth rate for PHYSIO-ASSIST revenues.

50% du montant brut annuel de la prime sera basé sur le dépassement d’un taux de croissance de 5% d'une année sur l'autre des bénéfices réalisés par INOGEN sur les Marchés Internationaux (à l'exclusion de l'Amérique du Nord), et 50% sera basé sur le dépassement d’un taux de croissance de 10% d'une année sur l'autre des bénéfices réalisés par PHYSIO-ASSIST

The granting conditions of the growth-based incentive will be defined in a separate document. The targets to be achieved will be defined unilaterally by the Company and transmitted to the Employee at the beginning of each period of reference.

Les conditions d'octroi de cette prime de croissance seront définies dans un document séparé qui sera remis au Salarié. Les objectifs à atteindre seront définis unilatéralement par la Société et transmis au Salarié au début de chaque période de référence.

4.4.
Any premiums and bonus – granted on an exceptional and discretionary basis, without any guarantee of payment which would be paid to the Employee – shall include the vacation bonus provided by the Collective Bargaining Agreement applied by the Company if its amount is at least equal to the minimum provided by the Collective Bargaining Agreement and if part of this premium, or bonus (or of any other variable remuneration) is paid during the period from May 1 to October 31.

4.4.
Les primes et gratifications – payées à titre exceptionnel et de manière discrétionnaire, sans garantie de versement – et qui seraient versées au Salarié, intégreront la prime de vacances prévue par la Convention Collective appliquée par la Société si leur montant est au moins égal au montant minimum prévu par la Convention Collective et si une partie de ces primes ou gratifications est payée pendant la période du 1er mai au 31 octobre.

4.5. All the elements of remuneration mentioned above shall be subject to deduction of the employee’s share of social contributions, and CSG and CRDS.	4.5. L’ensemble des éléments de rémunération tels que définis ci-dessus sera soumis à déduction des charges sociales salariales ainsi qu’à la CSG et à la CRDS.
ARTICLE 5 – RETENTION BONUS ON SIGNING	ARTICLE 5 – PRIME EXCEPTIONNELLE DE FIDELISATION
5.1. The Parties acknowledge that the Company needs all of its talents to help it develop its business and continue to prosper under the best conditions in the current competitive environment.
5.1.
Les Parties reconnaissent que la Société a besoin de tous ses talents pour l’aider à développer son activité et à continuer à prospérer dans les meilleures conditions dans le contexte concurrentiel actuel.

Therefore, in order to retain the Employee's future participation in the development of the Company's business, the Company intends to grant him an exceptional retention bonus in the amount and under the conditions defined below.

Ainsi, dans le souci de fidéliser la participation future du Salarié au développement de l’activité de la Société, la Société entend lui accorder une prime exceptionnelle de fidélisation selon les conditions d’octroi définies ci-dessous.

5/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

5.2. The Employee expressly acknowledges that the retention bonus that the Company intends to grant him constitute an exceptional bonus linked to a condition of presence and attendance.	5.2. Le Salarié reconnaît expressément que la prime de fidélisation que la Société entend lui octroyer constitue une prime exceptionnelle liée à une condition de présence et d’assiduité.

This condition of presence and assiduity consists for the Employee in being continuously present within the Company’s headcount for a full 12-month period starting at his first day of work by the Company (hereafter the “Period”).

Cette condition de présence et d’assiduité consiste pour le Salarié à ce qu’il reste présent dans les effectifs pendant une période totale et continue de douze (12) mois, à compter de son premier jour d’embauche par la Société (ci-après la « Période »).

In the event of any absence, for any reason during the Period, the Period will be extended by the duration of the absence.	En cas d'absence, pour quelque raison que ce soit pendant la Période, celle-ci sera prolongée de la durée de l'absence.
5.3.
The total gross amount of the retention bonus is equal to € 75,000 (seventy-five thousand euros) and shall be paid within the following modalities:
➣
1/3, i.e. € 25,000 (twenty-five thousand euros) gross, paid as an advance in the first payroll following 30 days of presence of the Employee within the Company;
➣
1/3, i.e. € 25,000 (twenty-five thousand euros) gross, paid as an advance in the first payroll following 8 months presence of the Employee within the Company;
➣
1/3, i.e. € 25,000 (twenty-five thousand euros) gross, paid in the first payroll following 12 months presence of the Employee within the Company.

5.3.
Le montant brut total de la prime de fidélisation est égal à 75 000 € (soixante-quinze mille euros) et sera versé selon les modalités suivantes :
➣
1/3, soit 25 000 € (vingt-cinq mille euros) bruts, payé à titre d’avance lors de la paie suivant les 30 premiers jours de présence du Salarié dans la Société ;
➣
1/3, soit 25 000 € (vingt-cinq mille euros) bruts, payé à titre d’avance lors de la paie suivant les 8 mois de présence du Salarié dans la Société ;
➣
1/3, soit 25 000 € (vingt-cinq mille euros) bruts, payé lors de la paie suivant les 12 mois de présence du Salarié dans la Société.

5.4.
In the event of resignation before the end of the Period, the Employee undertakes to reimburse the Company the amount of the advances already received in respect of the retention bonus. This reimbursement must be made before the Effective departure of the Employee.

5.4.
En cas de démission du Salarié avant l’expiration de la Période, il s’engage à rembourser à la Société le montant des avances déjà perçues au titre de la prime de fidélisation. Ce remboursement devra intervenir avant le départ effectif du Salarié.

No reimbursement will be due by the Employee or required by the Company if his departure during the Period results from his dismissal.	Aucun remboursement ne sera dû par le Salarié ni exigé par la Société si le départ du Salarié pendant la Période résulte de son licenciement.

6/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

5.5.
All the elements of remuneration mentioned above shall be subject to deduction of the employee’s share of social contributions, and CSG and CRDS.

ARTICLE 6 – WORKING TIME DURATION

6.1.
Given the Employee’s responsibilities, his ability to make decisions in an autonomous manner and the level of his remuneration, the Employee is free and independent in the organization of his working time for the performance of his assigned missions.

5.5.
L’ensemble des éléments de rémunération tels que définis ci-dessus sera soumis à déduction des charges sociales salariales ainsi qu’à la CSG et à la CRDS.

ARTICLE 6 – DUREE DU TRAVAIL

6.1.
Compte tenu de la fonction exercée par le Salarié, de sa capacité à prendre des décisions de façon largement autonome et compte tenu du niveau de sa rémunération, le Salarié dispose d’une liberté et indépendance dans l’organisation et la gestion de son temps de travail pour l’exécution des missions qui lui sont confiées.

In consideration of the characteristics above, the Employee hereby expressly undertakes to complete his assignments within a lump-sum agreement of 218 days per year, under the collective agreement dated April 1st, 2014 regarding working time for companies under the Collective Bargaining Agreement. The lump-sum agreement of 218 days corresponds to a full calendar year according to a full quota of annual paid vacation days.

En considération des caractéristiques ci-dessus, le Salarié s’engage expressément à réaliser sa mission dans le cadre d’un forfait annuel individuel de 218 jours travaillés, en application de l’accord collectif du 1er avril 2014 relatif à la durée du travail pour les entreprises relevant de la Convention Collective. Ce forfait de 218 jours correspond à une période annuelle complète et est calculé sur la base d’un droit intégral à congés payés.

6.2.
The Employee will benefit from additional days off (“RTT days”), the number of which shall be determined each year, in addition to the paid leave to which he is entitled in accordance with the law and the Collective Bargaining Agreement, weekly rest-time and public holidays.

6.2.
Le Salarié bénéficiera de jours de repos supplémentaires (« RTT ») dont le nombre sera établi chaque année, en plus des congés légaux et conventionnels, des repos hebdomadaires, des jours fériés chômés ou récupérés en application de la loi et de la Convention Collective.

The additional days off shall be taken, per full day, at the Employee’s initiative, in agreement with his superior provided that it complies with the activity’s functioning.	Le positionnement des jours de repos par journée entière et indivisible se fait au choix du Salarié en concertation avec sa hiérarchie et dans le respect du bon fonctionnement de l’activité.
Each day of rest is of a minimum of 11 hours, in addition to the weekly rest period corresponding to 24 hours, save for dispensation under the conditions set forth by legal or contractual provisions.

Le temps de repos quotidien du Salarié est d’une durée minimum de 11 heures, auquel s’ajoute un repos hebdomadaire de 24 heures, sauf dérogations dans les conditions fixées par les dispositions légales ou conventionnelles.

7/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

During the daily and weekly rest periods, the Employee undertakes to disconnect from remote working devices put at his disposal by the Company. The Company will ensure that the Employee can log off from these devices remotely.

Durant ce temps de repos quotidien et hebdomadaire, le Salarié s’engage à déconnecter les outils de communication mis à sa disposition par la Société pour l’exécution de son travail. La Société veillera à l’effectivité de cette déconnexion par le Salarié.

6.3.
The Employee together with the Company assumes full responsibility for the time that he assigns to the performance of his duties and the organization of his schedule.

The number of days worked per annum will be monitored by way of an individual chart to be filled in and submitted by the Employee, under the employer’s supervision, recording the number of days worked and dates of such, as well as the positioning and the type of rest periods taken (“JRTT”, paid holidays, public holidays, etc.).

6.3.
Le Salarié assume, en concertation avec la Société, la responsabilité pleine et entière du temps qu’il consacre à sa fonction et à l’organisation de son emploi du temps.

Un contrôle du nombre de jours travaillés dans l’année sera effectué au moyen d’une fiche individuelle auto-déclarative tenue par le Salarié, sous la responsabilité de l’employeur, et enregistrant le nombre et la date des journées travaillées, le positionnement et la qualification des jours de repos (« JRTT », congés payés, jours fériés etc.).

The individual chart filled by the Employee should be transmitted to the Company at the latest during each meeting scheduled each semester as mentioned below.	Ces fiches individuelles auto-déclaratives doivent être remises par le Salarié à la Société au plus tard lors de chacun des entretiens semestriels mentionnés ci-dessous.
6.4. The Company shall follow up the Employee’s organization of his work, his workload and the length of days worked.	6.4. La Société assure un suivi régulier de l’organisation du travail du Salarié, de sa charge de travail et de l’amplitude de ses journées de travail.

In addition, each semester, the Employee will have a specific individual interview with his manager, i.e. two (2) per year, during which the Employee’s organization of working time and workload will be discussed, as well as his remuneration, his professional travel time, the number of hours worked during the day, the number of rest days taken or not and the articulation between his professional activity and his private life.

En outre, le Salarié bénéficiera chaque semestre d’un entretien individuel spécifique avec son supérieur hiérarchique, soit deux (2) par an, au cours duquel seront évoqués l’organisation et la charge de travail du Salarié, sa rémunération, la durée de ses trajets professionnels, l’amplitude de ses journées de travail, l’état de ses jours non travaillés pris et non pris ainsi que l’articulation entre son activité professionnelle et sa vie privée.

During these meetings, the Employee and his manager may analyze the expected workload for the following, and any necessary adjustments in terms of organization.

Au cours de ces entretiens, le Salarié et son supérieur hiérarchique examineront si possible la charge de travail prévisible sur la période à venir et les adaptations éventuellement nécessaires en termes d’organisation.

8/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

Prior to these meetings, the Employee will receive an information list relating to the items that will be discussed. Moreover, after each meeting, a report will be drafted mentioning the prevention and resolutions measures with respect to findings and elements highlighted by the Employee during the meetings.

Ces entretiens seront, d’une part, précédés de l’envoi au Salarié d’une liste indicative des éléments qui y seront abordés et, d’autre part, suivis de l’établissement d’un compte-rendu définissant les mesures de prévention et de règlement des difficultés à l’égard des constats et éléments soulignés par le Salarié lors de ces entretiens.

6.5. In general, the Employee undertakes to keep his manager informed of any event that would increase his workload in an unusual or abnormal manner.	6.5. De façon générale, le Salarié s’engage à tenir son supérieur hiérarchique informé de tout évènement ou élément qui viendrait à accroitre sa charge de travail de façon inhabituelle ou anormale.

In case of unusual difficulty regarding the working time organization and the workload, or in case of any difficulty linked to the professional isolation, the Employee must keep the employer informed about such events in writing. In such a case, the Company will meet the Employee within the following eight (8) days and define, in writing the measures which will be eventually implemented in order to resolve the situation. These measures will be reported and monitored.

En cas de difficulté inhabituelle portant sur des aspects d’organisation et de charge de travail ou en cas de difficulté liée à l’isolement professionnel, le Salarié aura la possibilité d’émettre, par écrit, une alerte auprès de la Société ou de son représentant qui recevra le Salarié dans les huit (8) jours et formulera par écrit les mesures qui seront, le cas échéant, mises en place pour permettre un traitement effectif de la situation. Ces mesures feront l’objet d’un compte-rendu écrit et d’un suivi de la part de la Société.

The Employee is entitled to request from the Company the organization of a medical examination in order to prevent eventual risks for his physical and mental health.	Le Salarié est en droit de solliciter auprès de la Société l’organisation d’une visite médicale destinée à prévenir les risques éventuels sur sa santé physique et morale.
ARTICLE 7 – WORKPLACE	ARTICLE 7 – LIEU DE TRAVAIL
7.1.
For information purposes, the Employee will perform his duties from the co-working facility he is currently renting, located at:

The Employee acknowledges that this co-working space is adapted to the performance of his duties.

The rental cost of such co-working space may not exceed € 1,100 (one thousand one hundred euros) excl. taxes per month, for which the Employee will request reimbursement from the Company upon presentation of an expense report and proof of payment.

7.1.
A titre d’information, le Salarié exercera principalement sa fonction depuis l’espace de coworking qu’il loue actuellement à l’adresse suivante :

Le Salarié reconnaît que cet espace est adapté à l’accomplissement de ses attributions et de son travail.

Le coût de la location de cet espace ne pourra excéder un montant mensuel de 1.100 € (mille cent euros) H.T. dont le Salarié demandera le remboursement à la Société sur présentation d’une note de frais et d’un justificatif de paiement.

9/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

7.2.
In the framework of his activities from the aforementioned co-working space, the Employee undertakes to attend all the meetings scheduled by his manager, by phone or within the premises of the Company in France or within those existing abroad.

7.2.
Dans le cadre de son activité depuis ledit espace de coworking, le Salarié s’engage à participer à toutes les réunions téléphoniques organisées par sa hiérarchie ainsi qu’à toutes les réunions de travail organisées dans les locaux de la Société en France ou ceux situés à l’étranger.

7.3.
Besides, the Employee agrees that he will be requested to go regularly on specific business trips, either in France or abroad (notably in the Netherlands and the United-States), within the scope of missions entrusted to him by the Company.

7.3.
Par ailleurs, le Salarié accepte que, dans le cadre de sa fonction, il sera amené à effectuer des déplacements professionnels réguliers, tant en France qu’à l’étranger (et notamment aux Pays-Bas et aux Etats-Unis).

7.4. Each year, the Employee will have an interview with his manager during which the working conditions of the Employee and his workload will be discussed.	7.4. Le Salarié bénéficiera chaque année d’un entretien avec son supérieur hiérarchique au cours duquel seront évoquées les conditions d’activités du Salarié et sa charge de travail.
ARTICLE 8 – WORK EQUIPEMENT	ARTICLE 8 – EQUIPEMENT DE TRAVAIL
8.1. The Company provides, installs and maintains the equipment, mentioned in Exhibit 2, necessary to the Employee’s activity.	8.1. La Société fournit, installe et entretien le matériel, tel que listé en Annexe 2, nécessaire à l’activité du Salarié.
8.2.
The Employee undertakes to take care of the equipment entrusted to him, to ensure its proper preservation and take all necessary precautions to do so. The Employee undertakes to notify the Company immediately in the event of breakdown or malfunctioning of the work equipment.

8.2.
Le Salarié s’engage à prendre soin des équipements confiés, à en assurer la bonne conservation et à prendre toutes les précautions nécessaires pour ce faire. Il s’engage à avertir immédiatement la Société en cas de panne ou de mauvais fonctionnement des équipements de travail.

8.3.
In the event of a need for intervention on the equipment by a technician, the Employee undertakes to authorize access to his place of work. The Employee will be informed eight (8) days before the intervention, except in case of emergency.

8.3.
En cas de nécessité d’intervention sur les équipements par un technicien, le Salarié s’engage à autoriser l’accès à son lieu de travail. Il en sera informé préalablement, dans un délai de huit (8) jours avant l’intervention, sauf cas d’urgence.

8.4.
The Company reserves the right, for the best interest of the service, to modify all or part of the equipment entrusted to the Employee, notably in the event of technological change. The related expenses will be borne by the Company.

8.4.
La Société se réserve le droit, dans l’intérêt du service, de modifier tout ou partie du matériel confié au Salarié, notamment en cas d’évolution des technologies. Les frais consécutifs seront pris en charge par la Société.

10/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

ARTICLE 9 – AVAILABILITY PERIODS In order to respect the Employee’s private life, availability periods are fixed, during which the Company may contact the Employee.	ARTICLE 9 – PLAGES DE DISPONIBILITE Afin de respecter la vie privée du Salarié, des plages de disponibilité sont prévues pendant lesquelles la Société pourra le joindre.
These time slots, during the days in which the Employee works from the co-working space, are the following: from 9:00 AM to 12:00 AM and from 1:00 PM to 7:00 PM.	Ces plages de disponibilité, pendant les jours au cours desquels le Salarié travaille depuis l’espace de co-working, sont les suivantes : de 9h00 à 12h00 et de 13h00 à 19h00.

ARTICLE 10 – REIMBURSEMENT OF EXPENSES

The travel and hotel expenses, etc. as well as any reasonable professional expenses incurred by the Employee in the Company’s interest and which fall within the scope of the internal applicable expense management policy shall be borne by the Company, upon presentation of an expense report and receipts by the Employee.

ARTICLE 10 – REMBOURSEMENT DE FRAIS

Les dépenses de voyage, frais d'hôtels, etc. ainsi que toutes les dépenses d'ordre professionnel raisonnablement engagées par le Salarié dans l'intérêt de la Société et entrant dans le cadre de la politique interne de gestion des frais professionnels applicable, seront pris en charge par la Société, sur présentation par le Salarié d'une note de frais accompagnée des documents justificatifs.

ARTICLE 11 – PAID VACATIONS	ARTICLE 11 – CONGES PAYES
The Employee shall benefit from paid holidays calculated in accordance with the law in force.	Le Salarié bénéficiera des congés payés calculés conformément à la législation en vigueur
The dates of his paid holidays shall be set in agreement with the Company which shall take into account the Employee’s wishes as far as possible, but the Company’s interests shall take precedence.

Les dates des congés payés seront fixées avec l’accord de la Société, laquelle tiendra compte, dans la mesure du possible, des souhaits du Salarié. Les impératifs liés à l’organisation de la Société primeront en la matière.

The period of paid holidays acquired for a particular reference year (June 1 to May 31) may not be taken or carried over to beyond the end of the following reference year.	Les congés acquis au titre de la période de référence (1er juin au 31 mai) ne pourront être pris ou reportés au-delà du terme de l’année de référence suivante.
ARTICLE 12 – ABSENCE/SICK DAYS	ARTICLE 12 – ABSENCE/MALADIE

In the event of circumstances preventing the Employee from performing his activity due to accident or sickness, the latter shall advise the Company as soon as possible, and by the latest within a period of 48 hours, of the motivation and the possible length of his absence.

En cas d'empêchement d'exercer son activité par suite de maladie ou d'accident, le Salarié doit aviser la Société dès que possible, et au plus tard dans les 48 heures, du motif et de la durée probable de son absence.

This information shall be confirmed by the Employee within a period of two (2) days by submitting a medical certificate indicating the probable length of absence.	Cet avis doit être confirmé par le Salarié au plus tard dans les deux (2) jours en produisant un certificat médical faisant connaître la durée probable de l'interruption de travail.

11/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

ARTICLE 13 – PROFESSIONAL MEETING	ARTICLE 13 – ENTRETIEN PROFESSIONNEL

Every two years, the Employee will benefit from a professional meeting with the Company in the conditions set forth in Article L. 6315-1 of the French Labour Code, which will be dedicated to his career perspectives, notably in terms of qualifications and employment. A report of this meeting will be transmitted to the Employee.

Tous les deux ans, le Salarié bénéficiera d’un entretien professionnel avec la Société dans les conditions prévues par l’article L. 6315-1 du Code du travail, qui sera consacré à ses perspectives d'évolution professionnelle, notamment en termes de qualification et d'emploi. Un compte-rendu de l’entretien sera remis au Salarié.

This meeting may take place at the end of the annual performance review. In any case, separate meetings will be held.	Cet entretien professionnel pourra être organisé par la Société à l’issue de l’entretien annuel d’évaluation du Salarié. En toutes hypothèses, ces deux entretiens devront être distincts.
The above professional meeting will be offered to the Employee after a leave of absence listed in the Article of the French Labour Code mentioned above.

Cet entretien professionnel sera également proposé au Salarié lors de la reprise de son poste de travail à l’issue de chacun des cas d’absence prévus par l’article du Code du travail mentionné ci-dessus.

ARTICLE 14 – MEDICAL EXPENSES, CONTENGENCY AND RETIREMENT SCHEMES	ARTICLE 14 – REGIMES DE MUTUELLE, DE PREVOYANCE ET DE RETRAITE

The Employee will benefit from the medical expenses, contingency and complementary retirement schemes as well as from any other collective contract which may be concluded by the Company for the benefit of a staff category to which the Employee belongs.

In this respect, the Employee expressly accepts that the employee’s contributions relating to the said schemes will be deducted from his monthly gross salary.

Le Salarié bénéficiera des régimes de mutuelle, de prévoyance et de retraite complémentaire, ainsi que de tout autre contrat collectif qui pourrait être souscrit par la Société au bénéfice d’une catégorie de personnel à laquelle le Salarié appartient.

A cet égard, le Salarié accepte expressément que les cotisations salariales relatives aux régimes susvisés soient précomptées sur son salaire mensuel brut.

ARTICLE 15 – COMPANY CAR	ARTICLE 15 – VEHICULE DE FONCTION

The Employee will be entitled to a company car as soon as it becomes available. This car will be allocated to him for both professional and private use. This allocation will constitute a benefit in kind.

The Employee undertakes to keep the company car in perfect condition, especially with regard to its structure and bodywork. He also undertakes to inform the Company of any incident or damage involving the company vehicle, and at the latest within 48 hours, so that the Company can take the necessary measures.

Le Salarié bénéficiera d’un véhicule de fonction dès que celui-ci sera disponible. Ce véhicule lui sera attribué tant pour un usage professionnel que privé. Cette attribution constituera un avantage en nature.

Le Salarié s’engage à maintenir le véhicule de fonction en parfait état, notamment en ce qui concerne sa structure et sa carrosserie. Il s’engage également à informer la Société de tout évènement ou dommage survenant sur le véhicule de fonction, et au plus tard, dans un délai de 48 heures, afin que cette dernière puisse prendre les mesures nécessaires.

12/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

The Employee shall be liable for any offences and fines, both parking and traffic violations, related to the use of the company car. The Employee undertakes to pay such fines in due time, including those claimed after the end of the employment Contract.

Le Salarié est responsable de toutes les infractions et amendes, tant en matière de stationnement que de circulation, liées à l'utilisation de la voiture de fonction. Le Salarié s’engage à payer ces amendes dans le délai imparti, y compris celles réclamées après la résiliation du Contrat de travail.

Should the employee’s driver's license be temporarily or permanently revoked, the employee is obliged to inform the Company immediately.	En cas de retrait temporaire ou définitif du permis de conduire du Salarié, il est tenu d'en informer immédiatement la Société.
Upon termination of the employment, the employee undertakes to return the company car according to the Company's instructions and to hand over the equipment in the same way.	A la fin du présent Contrat, le Salarié s’engage à restituer la voiture de fonction selon les instructions de la Société et à remettre l'équipement afférent de la même manière.
ARTICLE 16 – INTELLECTUAL PROPERTY	ARTICLE 16 – PROPRIETE INTELLECTUELLE
16.1.
Creations (excluding software)

Without prejudice to the provisions of Articles L. 113-2 and L. 113-5 of the French Intellectual Property Code (hereinafter the “CPI”) relating to collective works, the Employee assigns to the Company, all intellectual property rights relating to all creations as defined by Articles L. 111-1 and L. 112-2 of the CPI, carried out by the Employee or under his control, within the framework of his Employment Contract, including notably the graphical interfaces, logos, texts, diagrams, drawings and patterns prepared for any commercial and/or technical presentation, communication and documentation, related to the products and/or the services commercialized by the Company (hereinafter the “Creations”).

16.1.
Créations (hors logiciels)

Sans préjudice des dispositions des articles L. 113-2 et L. 113-5 du Code de la propriété intellectuelle (ci-après le « CPI ») relatives aux œuvres collectives, , le Salarié cède à la Société l’ensemble des droits de propriété intellectuelle afférents aux œuvres au sens des articles L. 111-1 et L. 112-2 du CPI, créées par le Salarié ou sous son contrôle, dans le cadre de son Contrat de travail, dont notamment les interfaces graphiques, logos, textes, tableaux, dessins et schémas, élaborés pour toute présentation, communication ou documentation, commerciale et/ou technique, relative aux produits et/ou aux services commercialisés par la Société (ci-après les « Créations »).

This assignment is effective all along the creation process by the Employee, the creations being finalized or not.

The Employee acknowledges the right of the Company to proceed with any filling, registration or others, on the basis of the industrial property, notably designs and patterns or trademarks, and/or on the basis of copyrights, in order to protect the Creations.

Cette cession s’opère au fur et à mesure de la réalisation des Créations par le Salarié, quel qu’en soit l’état d’achèvement.

Le Salarié reconnaît le droit de la Société de procéder à tout dépôt ou autre, visant à conférer une protection des Créations sur le terrain de la propriété industrielle, notamment les dessins et modèles et les marques, et/ou de la propriété littéraire et artistique.

13/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

The foregoing assignment is made on an exclusive basis, at no charge, for the duration of protection of such Creation by the CPI and by the Intellectual Property international treaties ratified by France, and for every country of the world.

La présente cession est consentie par le Salarié à la Société à titre exclusif et gratuit, pour toute la durée de protection des droits de propriété intellectuelle portant sur les Créations concernées, telle que prévue par le CPI et par les traités internationaux en matière de propriété intellectuelle ratifiés par la France, et pour l’ensemble des pays du monde.

This assignment is granted free of charge, the realization of the Creations being based on the performance of the Employment Contract and the payment of the remuneration attached to it.	La présente cession est consentie à titre gratuit, la réalisation des Créations trouvant leur fondement dans l’exécution du Contrat de travail et du versement de la rémunération qui y est attachée.
In accordance with the provisions of Article L.131-3 of the CPI, the Parties agree that the assigned rights include:	Conformément aux dispositions de l’article L.131-3 du CPI, il est précisé que les droits cédés comprennent :
(i)
the right to reproduce the Creations without any limitation on the number, in whole or part, on any existing or future media notably on paper, audio, video, audio-visual, electronic, digital or online media, for any destination or operation notably for information or commercial purposes;

(i)
le droit de reproduire tout ou partie des Créations sans limitation de nombre, sur tout support présent ou à venir, notamment papier, audio, vidéo, audiovisuel, numérique, informatique ou en ligne et ce, pour toute destination ou exploitation, notamment à titre d’information ou commercial ;

(ii)
the right to represent the Creations, in whole or part, by any existing or future means of communication, notably on paper, audio, video, audio-visual, electronic, digital, online, hertzian, cable or satellite media, for any destination or operation notably for information or commercial purposes;

(ii)
le droit représenter tout ou partie des Créations par tout support de communication présent ou à venir, notamment papier, audio, vidéo, audiovisuel, informatique, en ligne, par voie hertzienne, câble ou satellite et ce, pour toute destination ou exploitation, notamment à titre d’information ou commercial ;

(iii) the right to adapt the Creations, in whole or part, under any graphic form and/or environment, notably online, for any destination or operation notably for information or commercial purposes;
(iii)
le droit d’adapter tout ou partie des Créations sous toutes formes graphiques et/ou sous tout environnement, notamment en ligne et ce, pour toute destination ou exploitation, notamment à titre d’information ou commercial ;

(iv) the right to translate the Creations, in whole or part, into any language, for any destination or operation notably for information or commercial purposes.	(iv) le droit de traduire tout ou partie des Créations en toute langue et ce, pour toute destination ou exploitation, notamment à titre d’information ou commercial.

14/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

For each and every right described in this article, media and/or means and/or networks include, without limitation, direct or indirect broadcast, either electronic, satellite, cable, from earth or from space, analogical or digital, and more generally, any media and/or mean and/or communication network, direct or indirect, known or unknown, present or future.

Pour l'ensemble des droits visés au présent article, les supports et/ou moyens et/ou réseaux de communication incluent, sans que cette liste soit limitative, la diffusion directe ou indirecte par tout moyen de télécommunication, électronique, hertzien, satellitaire ou par câble, terrestre ou spatial, analogique ou numérique, télévisuelle, et de manière générale, tout support et/ou moyen et/ou réseau de communication, direct ou indirect, connu ou inconnu, actuel ou futur.

The Parties agree that the rights assigned under this Addendum include the right to license or assign all or part of the intellectual property rights assigned hereunder to a third party, on a temporary basis or definitively, in return for payment or free of charge, for any kind of uses, exploitations or operations contemplated by the Company.

Il est précisé que la cession de droits prévue ci-dessus comprend le droit de licencier ou de céder à des tiers, en tout ou partie, les droits de propriété intellectuelle cédés à titre temporaire ou définitif, onéreux ou gratuit et ce, pour tout type d’utilisations, d’exploitations ou d’opérations envisagées par la Société.

In the event that the realization of the Creations would have involved the use of elements already created, the Employee declares that he has been granted all the rights relating to these pre-existing elements and has obtained all the necessary authorizations for the purposes of the Company being able to freely and peacefully exploit the Creations under the conditions set out herein.

Il est entendu que dans l’hypothèse où la réalisation des Créations aurait impliqué l’utilisation d’éléments déjà réalisés, le Salarié déclare s’être fait céder tous les droits afférents à ces éléments préexistants et avoir obtenu toutes les autorisations nécessaires aux fins que la Société puisse librement et paisiblement exploiter les Créations dans les conditions des présentes.

The Employee guarantees the Company against any proceedings and consequences of any proceedings brought by third parties on the basis of an infringement of its rights as a result of the use of the Creations.

Le Salarié garantit la Société contre toutes poursuites et conséquences de toutes poursuites intentées par des tiers sur le fondement d’une atteinte à ses droits du fait de l’utilisation des Créations.

16.2. Software	16.2. Logiciels

In accordance with Article L. 113-9 CPI, all intellectual property rights related to software created by the Employee in the framework of his duties or as requested by the Assignee for the duration of his Employment Contract, which includes pre-conception work and technical documentation, for both the executable version and the corresponding source codes, shall be automatically assigned to the Company, which alone will be authorized to exercise them.

Conformément à l’article L. 113-9 du CPI, l’ensemble des droits afférents aux logiciels créés par le Salarié dans l’exercice de sa fonction ou d’après les instructions de la Société pendant la durée de son Contrat de travail et qui comprend le matériel de conception préparatoire et la documentation, sur la version exécutable et les codes sources correspondants, sont dévolus à la Société qui sera seule habilitée à les exercer.

15/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

16.3. Inventions	16.3. Inventions

These provisions are without prejudice to the application of the provisions of Article L. 611-7 of the CPI relating to the regime applicable to the inventions carried out by the Employee under the conditions referred to therein.

Les présentes stipulations s’entendent sans préjudice de l’application des dispositions de l’article L. 611-7 du CPI portant traitement des inventions conçues par le Salarié dans les conditions visées par celles-ci.

16.4.
Declarations

The Employee declares and warrants that he is fully capable of entering into this Contract and that he has not taken and will not take, directly or indirectly, any step of any kind that could affect the commitments entered into and the Company's rights attached thereto.

16.4.
Déclarations

Le Salarié déclare et garantit qu’il est pleinement à même de conclure le présent Contrat et qu’il n’a effectué et n’effectuera, directement ou indirectement, aucune démarche de quelque nature que ce soit, susceptible d’affecter les engagements souscrits et les droits de la Société y étant attachés.

ARTICLE 17 – EXCLUSIVITY AND CONFIDENTIALITY	ARTICLE 17 – EXCLUSIVITE ET CONFIDENTIALITE
17.1.
In view of the function performed by the Employee, he acknowledges that the Company has a legitimate interest in having an exclusivity clause in this Contract. Therefore, the Employee undertakes, throughout the duration of this Contract, to not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company and INOGEN are involved or becomes involved during the term of this Contract, nor will he engage in any other activities that conflict with his obligations to the Company and INOGEN, without the prior written express approval of the Company.

17.1.
Compte tenu de la fonction exercée par le Salarié, il reconnaît que la Société dispose d’un intérêt légitime à insérer une clause d’exclusivité dans le présent Contrat. En conséquence, pendant la durée de son Contrat, le Salarié s’engage à n’exercer aucun autre emploi, profession, activité de conseil ou commerciale directement liée aux activités dans lesquelles la Société et INOGEN sont impliquées ou le deviennent pendant la durée du Contrat, ni à exercer toute autre activité qui entre en conflit avec ses obligations à l'égard de la Société et d’INOGEN, et ce sans l’accord préalable écrit de la Société.

16/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

17.2.
Whether during his employment in the Company or at any other time after the termination of his employment Contract, whatever the cause may be, the Employee may not disclose to any third party whomsoever any confidential information concerning the Company, the parent company, its subsidiaries, and/or the companies of the Group and/or concerning any of their subcontractors, suppliers, clients, agents, business partners, employees or representatives, except if the disclosure of such information:

17.2.
Que ce soit pendant la durée de son emploi dans la Société ou à tout moment après la rupture de son Contrat de travail, quelle qu’en soit la cause, le Salarié ne pourra divulguer à aucun tiers quel qu’il soit des informations confidentielles sur la Société, sa société mère, ses filiales et/ou sur l’un quelconque de leurs sous-traitants, fournisseurs, clients, concessionnaires de licence, partenaires commerciaux, employés ou agents, sauf si et dans la mesure où :

(i) is required for the proper execution of the Employee’s duties towards the Company under the terms of the Contract;	(i) une telle divulgation est nécessaire à l’exécution de ses obligations envers la Société aux termes du présent Contrat;
(ii) is authorized by the Company; or	(ii) est autorisée par la Société ; ou
(iii) in the cases expressly provided for by law or at the express request of a competent authority.	(iii) dans les cas expressément prévus par la loi ou sur demande expresse d’une autorité compétente.
17.3.
For the purpose of this section, "Confidential Information" shall mean any information belonging to the Company, in particular any information relating to:
(i)
internal business information (including information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods);

17.3.
Pour les besoins du présent article, l’expression « Information Confidentielle » désigne toute information appartenant à la Société, notamment toute information relative :
(i)
aux informations commerciales internes (y compris les informations relatives aux plans et pratiques stratégiques, aux plans, pratiques ou programmes commerciaux, comptables, financiers ou marketing, aux pratiques et programmes de formation, aux salaires, primes et bonus, plans d'incitation et autres informations sur la rémunération et les avantages sociaux, ainsi qu'aux méthodes comptables et commerciales) ;

17/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

(ii)
compilations of data and analyses, processes, methods, track and performance records, data and data bases relating thereto, the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts at customers and prospects, prices, renewal dates and other detailed terms of customer and supplier contracts and proposals, pricing policies, marketing and sales strategies, methods of delivering products and services, and product and service development projects and strategies.

(ii)
aux compilations de données et analyses, processus, méthodes, enregistrements de suivi et de performance, données et bases de données afférentes, à l'identité des clients et prospects, à leurs exigences spécifiques, ainsi qu'aux noms, adresses et numéros de téléphone des contacts individuels chez les clients et prospects, les prix, les dates de renouvellement et les autres conditions détaillées des contrats et des propositions des clients et des fournisseurs, les politiques de prix, les stratégies de marketing et de vente, les méthodes de livraison des produits et des services, ainsi que les projets et les stratégies de développement des produits et des services.

"Confidential Information" shall also mean (vi) source code, object code, formats and other documentation for software products, (vii) user manuals and technical manuals for products, (viii) employment and payroll records, (ix) forecasts, budgets, acquisition models and other nonpublic financial information, (x) expansion plans, management policies, methods of operation, information about possible acquisitions or divestitures and other business and acquisition strategies and policies, disclosed to the Employee by the Company on the occasion of the performance of his duties under this Agreement and/or during the term of this Agreement, whether directly or indirectly, in writing, orally, through drawings or sketches, or by observation, and that are not part of the public knowledge or literature.

L’expression « Information Confidentielle » désigne également (vi) le code source, le code objet, les formats et autres documents relatifs aux produits logiciels, (vii) les manuels d'utilisation et les manuels techniques des produits, (viii) les registres d'emploi et de paie, (ix) les prévisions, les budgets, les modèles d'acquisition et autres informations financières non publiques, (x) les plans d'expansion, les politiques de gestion, les méthodes d'exploitation, les informations sur les acquisitions ou cessions possibles et autres stratégies et politiques commerciales et d'acquisition, qui aura été révélée au Salarié par la Société à l’occasion de l’exécution de sa fonction et/ou pendant la durée du Contrat, de manière directe ou indirecte, écrite ou orale, à l’aide de dessins ou croquis ou par observation, et qui ne fait pas partie du domaine public ou de publications.

Confidential information consists of, without limitation, all information concerning the Company and all companies of the Group that the Employee may have knowledge of during his employment as well as all inventions, upgrades, discoveries or ideas that he may have perfected or completed.

Les informations confidentielles consistent, sans s'y limiter, à toutes les informations concernant la société et toutes les sociétés du groupe dont la Salariée peut avoir connaissance pendant son emploi, ainsi que toutes les inventions, mises à niveau, découvertes ou idées qu'elles peuvent ont perfectionné ou complété.

18/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

ARTICLE 18 – NON-SOLICITATION OF EMPLOYEES The Employee undertakes, for a period of twelve (12) months as from the date of his actual departure from the Company:	ARTICLE 18 – NON-SOLLICITATION DE SALARIES Le Salarié s’interdit, pendant une période de douze (12) mois à compter de la date de son départ effectif de la Société :
(i)
not to propose to any person who was, at the time of the Employee’s actual departure or during the twelve (12) months preceding his departure, an employee of the Company, or to attempt by any means, directly or indirectly, to persuade or incite this person to accept another employment or to leave the Company and;

(i)
de proposer un emploi à toute personne qui était, au moment de ce départ effectif ou au cours des douze (12) mois précédents, un salarié de la Société ou de tenter, par quelque moyen que ce soit, directement ou indirectement, de persuader ou d’inciter cette personne à accepter un autre emploi ou à quitter la Société et ;

(ii)
not to hire any person who was an employee of the Company, at the time of the Employee's actual departure or during the twelve (12) months preceding this departure, or to have hired him by a third party with whom the Employee has business relations.

(ii)
d’embaucher, ou de faire embaucher par un tiers avec qui le Salarié est en relation d’affaires, toute personne qui était, au moment de ce départ effectif ou au cours des douze (12) mois précédents, un salarié de la Société.

ARTICLE 19 – NON-COMPETITION AND NON SOLICITATION OF CLIENTELE	ARTICLE 19 – NON-CONCURRENCE ET NON SOLLICITATION DE CLIENTELE
19.1.
The Employee acknowledges that the activities performed under this Contract involve direct contact with the clients and prospective customers of the Company and that those activities will give him a wide access to the Company's business modal, know-how, techniques, trade practices, trade secrets and more generally to numerous confidential information relating to the Company and to its Group.

19.1.
Le Salarié reconnaît que les activités visées au présent Contrat de travail impliquent des contacts directs avec les clients et prospects de la Société et lui donneront largement accès au business model, aux savoir-faire, techniques, pratiques commerciales et secrets commerciaux de la Société et plus généralement à de nombreuses informations confidentielles concernant la Société et le Groupe auquel elle appartient.

The Employee recognizes that, such confidential and sensitive information is an essential strength of the Company, which therefore has a legitimate interest in having non-competition and non-solicitation of clientele clauses in this employment Contract.

Il reconnaît que ces données sont confidentielles et sensibles et constituent un atout essentiel de la Société qui a donc un intérêt légitime à l'insertion d'une clause de non-concurrence et de non-sollicitation de clientèle dans le présent Contrat de travail.

19/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

19.2. Consequently, during his Contract and after his effective departure from the Company, the Employee expressly undertakes:	19.2. En conséquence, pendant la durée du présent Contrat et après son départ effectif de la Société, le Salarié s’engage expressément :
(i)
Not to act or work, in quality of employee, non- employee or intermediary for any company which activity is similar or competing to the Company’s activity (the “Activity”), including notably an activity consisting in the design, production, sales and marketing of medical devices for bronchial decongestion (airway clearance technique) for patients suffering from obstructive respiratory diseases.

(i)
A ne pas agir ou travailler, en qualité de salarié, de non-salarié ou d’intermédiaire, pour une société ayant une activité similaire ou concurrente à celle de la Société (l’« Activité »), incluant notamment une activité consistant en la conception, la vente, la production et la commercialisation de dispositifs médicaux de décongestion bronchique (technique de dégagement des voies respiratoires) pour les patients souffrant de maladies respiratoires obstructives.

He further undertakes not to create the same kind of business on his own behalf or to participate or be involved, directly or indirectly, to/in a business that corresponds to the Activity.

Il s’engage, en outre, à ne pas créer le même type de société pour son propre compte et à ne pas participer ou être impliqué, directement ou indirectement, à/dans une telle société dont l’activité correspond à l’Activité.

(ii)
Not to enter, directly or indirectly, into business relations (including as an intermediary) of any kind with clients, contractors or prospective customers with whom the Employee was in contact over a period of twelve (12) months prior to the notification of termination of his employment Contract.

(ii)
A ne pas directement ou indirectement, entrer en relation d’affaires, sous quelque forme que ce soit (y compris en tant qu’intermédiaire) avec les clients ou prospects ou co-contractants auprès desquels il aura été en contact dans les douze (12) mois précédant la notification de la rupture de son Contrat de travail.

(iii)
Not to request that any purchaser of services or products from, or supplier of services or products to, the Company, curtail or cancel its business or refrain from doing business with the Company.

(iii)
A ne pas demander à un acheteur de services ou de produits de la Société, ou à un fournisseur de services ou de produits de la Société de réduire ou d'annuler ses activités avec la Société ou de s'abstenir de faire des affaires avec cette dernière.

20/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

(iv)
Not to have any share in any manner whatsoever, directly or indirectly, in any enterprise which conducts activities corresponding to the Activity. It includes acquiring or owning shares or deposit receipts for shares, whether or not in his own name, in any enterprise which conducts activities corresponding to the Activity, excluding shares officially listed on a stock exchange.

(iv)
Ne pas détenir de parts de quelque manière que ce soit, directement ou indirectement, dans une entreprise qui mène des activités correspondant à l'Activité. Cela inclut l'acquisition ou la possession d'actions ou de récépissés de dépôt d'actions, que ce soit ou non en son nom propre, dans toute entreprise menant des activités correspondant à l'Activité, à l'exclusion des actions officiellement cotées en bourse.

The prohibitions above shall be in effect for a period of twelve (12) months after the Employee’s effective departure from the Company and cover the European Union, the United-Kingdom, Switzerland, Brazil, Mexico, Africa, the Middle East, Indonesia, Malaysia, Japan and China.

Les interdictions visées ci-dessus sont applicables pendant une durée de douze (12) mois à compter du départ effectif du Salarié de la Société et couvrent l’Union Européenne, le Royaume-Uni, la Suisse, le Brésil, le Mexique, l’Afrique, le Moyen-Orient, l’Indonésie, la Malaisie, le Japon et la Chine.

19.3.
It is understood that, regardless of the Party having terminated the employment Contract and regardless of the cause, the Company may release the Employee from this non-competition obligation and/or from this non-solicitation of clientele obligation. The decision of the Company should be made in writing at the latest within fifteen (15) calendar days after the notification of the termination or, in the event of the Employee’s resignation, within fifteen (15) calendar days after the receipt by the Company of the Employee’s resignation letter and at the latest at the Employee’s effective departure from the Company.

19.3.
Il est expressément entendu entre les Parties, quelle que soit la Partie à l’origine de la rupture et quelle qu’en soit la cause, que la Société se réserve la possibilité de dispenser le Salarié de cette clause de non-concurrence et/ou de cette obligation de non sollicitation de clientèle, sous réserve d’en informer cette dernière, par écrit au plus tard dans les quinze (15) jours calendaires qui suivent la notification de la rupture ou, en cas de démission du Salarié, dans les quinze (15) jours calendaires qui suivent la réception par la Société de la lettre de démission et au plus tard au moment du départ effectif du Salarié de la Société.

21/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

19.4.
As counterpart for these non-competition and non-solicitation of clientele obligations the Employee shall receive, after the effective termination of this Contract and during the non-competition and the non-solicitation of clientele obligations a monthly gross indemnity corresponding to 60% of his gross monthly remuneration calculated on the basis of the fixed salaries received over the last twelve (12) full months preceding the notification of the termination of the current Contract or the date of signature of the termination by mutual agreement.

19.4.
En contrepartie de ces engagements de non-concurrence et de non sollicitation de clientèle, le Salarié percevra, après la cessation effective du présent Contrat et pendant toute la durée de ces obligations, une indemnité brute mensuelle égale à 60% de sa rémunération mensuelle brute de base calculé sur la base des salaires fixes perçus au cours des douze (12) derniers mois précédant la notification de la rupture du présent Contrat ou la date de signature de l’accord de rupture conventionnelle.

This indemnity shall be paid throughout the period during which this clause applies in order to compensate his loss resulting from the restriction imposed upon his activity after his effective departure from the Company and shall be subject to social contributions.

Cette indemnité sera payée au cours de la période durant laquelle elle est applicable afin de compenser la restriction imposée au Salarié eu égard à son activité à compter de son départ effectif de la Société et sera assujettie aux cotisations sociales.

ARTICLE 20 – TERMINATION	ARTICLE 20 – RESILIATION
20.1.
In case of termination of this Contract for whatsoever reason (resignation, dismissal, retirement, etc.), the Employee shall return to the Company upon him leaving from the Company, irrespective of the legal term of the Contract, any documents, reports, studies, researches, drawings, listings, files and correspondence, as well as any equipment, belonging to the Company that he would have used or that would have being given to him within the performance of his mission.

20.1.
En cas de résiliation du présent Contrat pour quelque raison que ce soit (démission, licenciement, départ en retraite, etc.), le Salarié remettra à la Société, lors de son départ et quelle que soit la durée du présent Contrat, tous documents, rapports, études, recherches, dessins, listes, fichiers et correspondances, ainsi que tout matériel appartenant à la Société qui lui aurait été remis ou dont il aurait disposé lors de l’exécution de sa fonction.

The Employee undertakes not to make copies or reproductions for his personal use or any other use, except having received formal authorization from the Company.	Le Salarié s’interdit de faire des copies ou reproductions de tout matériel de la Société pour son usage personnel ou tout autre usage, sauf autorisation expresse de la Société.

22/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

20.2. In the event of a dismissal, the Employee will be entitled to a Contractual dismissal indemnity (hereafter the “Contractual Severance Indemnity”) under the following conditions:	20.2. En cas de licenciement, le Salarié aura droit à une indemnité Contractuelle de licenciement (ci-après l’« Indemnité Contractuelle de Rupture ») dans les conditions ci-dessous définies :
➣
In case of dismissal following a Change in Control as defined in Appendix 3 to the present Contract: the Employee will benefit from a Contractual Severance Indemnity of a gross amount equal to twenty-four (24) months' gross monthly base salary. This Indemnity will be payable to the Employee on condition that, on the one hand, his dismissal is not based on gross or willful misconduct and, on the other hand, is notified within twelve (12) months of the Change of Control.

➣
En cas de licenciement suivant une situation de Changement de Contrôle tel que défini en Annexe 3 au présent Contrat : le Salarié bénéficiera d’une Indemnité Contractuelle de Rupture d’un montant brut égal à vingt-quatre (24) mois de son salaire de base mensuel brut. Cette Indemnité sera due au Salarié à la condition que d’une part, son licenciement ne soit pas fondé sur une faute grave ou lourde et que, d’autre part, celui-ci soit notifié dans les douze (12) mois suivant le Changement de Contrôle.

➣
In the event of dismissal notified by the Company (out of any Change in Control situation, and except in case of a dismissal for gross or willful misconduct): the Employee will benefit from a Contractual Severance Indemnity of a gross amount equal to twelve (12) months' gross monthly base salary. This Indemnity will be payable to the Employee on condition that his dismissal is not based on disciplinary, gross or willful misconduct.

➣
En cas de licenciement prononcé par la Société (hors de toute situation de Changement de Contrôle, et sauf licenciement pour faute grave ou lourde) : le Salarié bénéficiera d’une Indemnité Contractuelle de Rupture d’un montant brut égal à douze (12) mois de son salaire de base mensuel brut. Cette Indemnité sera due au Salarié à la condition que son licenciement ne soit pas fondé sur une faute disciplinaire, grave ou lourde.

In any cases: ➣ From the gross amount of the Contractual Severance Indemnity will be deducted the gross amount of the applicable legal dismissal indemnity.	En toutes hypothèses : ➣ Du montant brut de l’Indemnité Contractuelle de Rupture sera déduit le montant brut de l’indemnité légale ou conventionnelle de licenciement applicable.
➣
The gross monthly base salary which will be taken into account to calculate the amount of the Contractual Severance Indemnity will correspond to the average of the base salaries received by the Employee during the twelve (12) months preceding the date of notification of his dismissal.

➣
Le salaire de base mensuel brut qui sera pris en compte pour calculer le montant de l’Indemnité Contractuelle de Rupture correspondra à la moyenne des salaires de base perçus par le Salarié au cours des douze (12) mois précédant la date de notification de son licenciement.

➣ The Contractual Severance Indemnity will be paid with the balance of the Employee’s account.	➣ L’Indemnité Contractuelle de Rupture sera payée avec le solde de tout compte du Salarié.

23/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

ARTICLE 21 – DATA PROTECTION	ARTICLE 21 – DONNEES PERSONNELLES
21.1. The Employee is solely responsible for the accuracy of the information he has provided to the Company under his employment Contract.	21.1. Le Salarié est seul responsable de l’exactitude des informations qu’il a fournies à la Société dans le cadre de son Contrat de travail.
21.2.
The Employee is hereby informed that the personal data collected in the context of his recruitment and in connection with the establishment of his employment Contract are processed under the responsibility of the Company, which is data controller.

21.2.
Le Salarié est informé que les données à caractère personnel le concernant et collectées dans le cadre de son recrutement ainsi qu’à l’occasion de l’établissement de son Contrat de travail sont traitées sous la responsabilité de la Société, qui est responsable de traitement.

21.3. The purpose for the processing of his personal data is to manage his working relationship with the Employee. This processing is necessary for the performance of this Contract.	21.3. Le traitement de ses données personnelles a pour finalité la gestion de sa relation de travail avec la Société. Ce traitement est nécessaire à l’exécution de son Contrat de travail.
21.4.
All employee's personal data are processed in accordance with the applicable regulations, in particular the European Regulation No. 2016/679 of 27 April 2016 on the Protection of Personal Data and any legislation or regulations that may supplement or replace this Regulation.

21.4.
L’ensemble des données personnelles du Salarié sont traitées conformément à la règlementation applicable en la matière, en particulier celle issue du Règlement européen n°2016/679 du 27 avril 2016 sur la Protection des Données Personnelles ainsi que toute législation ou réglementation qui viendrait en complément ou en substitution de ce Règlement.

The Employee is hereby informed that, within the Company, his personal data are communicated or made accessible only to the persons to whom it is necessary to communicate them for the purpose of the performance of this Contract. They will also be transmitted to the competent social authorities when required under the law.

Le Salarié est informé du fait que, au sein de la Société, ses données personnelles ne sont communiquées ou rendues accessibles qu’aux personnes auxquelles il est nécessaire de les communiquer pour les besoins de l’exécution du présent Contrat. Elles seront également transmises aux organismes sociaux compétents lorsque cela est requis par la réglementation.

21.5.
Employee’s personal data will also be shared with the staff of eventual other entities of the Group, including eventual entities located outside the European Union. In such a case, transfers of personal data within Group are governed by data transfer agreements that ensure an appropriate protection of the personal data concerned.

21.5.
Les données personnelles du Salarié seront par ailleurs partagées avec le personnel d’autres éventuelles entités du Groupe la Société, y compris d’éventuelles entités situées en dehors de l’Union Européenne. Dans cette hypothèse, les transferts de données personnelles au sein du Groupe seront encadrés par le biais de Contrats de transfert de données garantissant une protection appropriée aux données personnelles concernées.

24/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

21.6.
The personal data of the Employee will be kept for the duration of his employment Contract as well as for an additional period of time that will not excess the statute of limitation applying to any action arising out of this Contract, i.e. for a period of five (5) years.

21.6.
Les données personnelles du Salarié seront conservées pendant la durée de son Contrat de travail ainsi que pendant une durée supplémentaire qui n’excédera pas la durée de prescription applicable à toute action dérivant de ce Contrat, soit pendant une durée de cinq (5) ans.

The Employee has a right of access, rectification, deletion, limitation, opposition regarding the processing of his personal data as well as the right to define guidelines regarding what happens to his data after his death and the right to the portability of his personal data by making his request to the Vice President Chief Data and Information Officer. He also has the right to file a complaint with the “Commission Nationale de l'Informatique et des Libertés”.

Le Salarié dispose d’un droit d’accès, de rectification, d’effacement, de limitation, d’opposition concernant le traitement de ses données personnelles ainsi que du droit de définir des directives relatives au sort de ses données après sa mort et du droit à la portabilité de ses données personnelles en formulant sa demande au Vice-Président – Directeur des Données et de l’Information. Il dispose également du droit d’introduire une réclamation auprès de la Commission Nationale de l’Informatique et des Libertés.

21.7.
An information notice with the information contained in this article and describing all other personal data processing activities that will be carried out by the Company during the performance of his employment Contract has been provided to the Employee.

21.7.
Une notice d’information reprenant les informations du présent article et détaillant l’ensemble des autres traitements de données à caractère personnel qui seront mis en œuvre par la Société au cours de l’exécution de son Contrat de travail a été remis au Salarié.

ARTICLE 22 – PRIOR AGREEMENTS	ARTICLE 22 – ACCORDS ET ENGAGEMENTS ANTERIEURS

This employment Contract sets forth the entire agreement between the Parties regarding the Employee’s employment with the Company and annuls and integrally replaces all written or oral Contracts or agreements which may previously have existed before the date of the present Agreement between the Company and/or any companies belonging to the same Group.

Il est entendu que le présent Contrat reflète l'intégralité de l'accord intervenu entre les Parties et qu'il annule et remplace intégralement tous accords et/ou engagements antérieurs, écrits ou verbaux, qui auraient pu intervenir entre le Salarié et la Société et/ou l'une des sociétés du Groupe.

ARTICLE 23 – OTHER The Employee must notify the Company in writing of any change of address or family circumstances.	ARTICLE 23 – DIVERS Le Salarié devra notifier par écrit à la Société tout changement de domicile ou de situation de famille.

25/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

ARTICLE 24 – APPLICABLE LAW - JURISDICTION

This Contract is governed by French law, both for the purposes of its performance and its termination. The French courts shall have exclusive jurisdiction concerning any dispute related hereto.

ARTICLE 24 – LOI APPLICABLE - TRIBUNAUX COMPETENTS

Le présent Contrat est soumis à la loi française, tant pour son exécution que pour sa résiliation, et tout litige s'y rapportant sera de la compétence exclusive des tribunaux français.

ARTICLE 25 – TRANSLATION In the event of a conflict between the French and English version hereof, the French text shall prevail in all circumstances.	ARTICLE 25 – TRADUCTION En cas de conflit entre les versions en langue française et anglaise du présent Contrat de travail, le texte en français prévaudra en toutes circonstances.

ARTICLE 26 – SIGNATURE VIA DOCUSIGN

Signed by means of a qualified electronic signature (QES) process implemented by a third party provider incorporating DocuSign technology, which guarantees the security and integrity of digital copies in accordance with Article 1367 of the French Civil Code and implementing decree no. 2017-1416 of 28 September 2017 on electronic signature, transposing regulation (EU) no. 910/2014 of the European Parliament and Council of 23 July 2014 on electronic identification and trust services for electronic transactions on the internal market.

ARTICLE 26 – SIGNATURE VIA DOCUSIGN

Signé au moyen d'un procédé de signature électronique qualifiée (SEQ) mis en œuvre par un prestataire tiers, intégrant la technologie DocuSign, qui garantit la sécurité et l'intégrité des exemplaires numériques conformément à l’article 1367 du code civil et au décret d’application n°2017-1416 du 28 septembre 2017 relatif à la signature électronique, transposant le règlement (UE) n°910/2014 du Parlement européen et du Conseil du 23 juillet 2014 sur l'identification électronique et les services de confiance pour les transactions électroniques au sein du marché intérieur.

Signed via Docusign, on [1]	Fait via Docusign, le [2]
/s/ Nabil Shabshab ____________________________ PHYSIO-ASSIST Represented by / représentée par Mr. Nabil SHABSHAB	/s/ Grégoire Ramade ________________________ Monsieur Grégoire RAMADE

1.
Each page shall be initialed and the signature of the Employee shall be preceded by the notation « lu et approuvé – bon pour accord » (= “read and approved – good for agreement”).
2.
Chaque page doit être paraphée et la signature du Salarié doit être précédée de la mention « lu et approuvé – bon pour accord ».

26/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

Exhibit 1 – Duties

In his function as Senior Vice President of International Sales, the Employee will be notably in charge of the main following duties:

Key Duties:

•
Responsible for all Sales outside of North America for the Company, INOGEN and any future non-US acquired subsidiaries;
•
Any other tasks necessary to duly perform his duties as Senior Vice President of International Sales.

Annexe 1 - Attributions

En sa qualité de Senior Vice President International Sales, le Salarié sera notamment en charge des principales tâches suivantes :

Principales attributions :

•
Responsable des ventes hors Amérique du Nord pour la Société, INOGEN et toute future filiale acquise (hors Etats-Unis) ;
•
Toutes autres tâches nécessaires au bon exercice de sa fonction de Senior Vice President International Sales.

27/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

Exhibit 2 – ITC	Annexe 2 – TIC
When working from a co-working space, the Company puts at the Employee’s disposal the equipment necessary for such activity, namely:	Dans le cadre de son travail depuis un espace de co-working, la Société met à la disposition du Salarié le matériel nécessaire à l’accomplissement de son activité, à savoir :
- a laptop computer with the relevant security and connection facilities allowing its use;	- un ordinateur portable avec les équipements de sécurité et de connexion;
- a mobile phone.	- un téléphone portable.

28/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

Exhibit 3 – Change in Control definition	Annexe 3 – Définition du Changement de Contrôle

As regard to the Contractual Severance Indemnity to which the Employee may be eligible to according to Article 22.2 of his employment Contract, the Parties acknowledge and agree that the term “Change in Control” is determined as the occurrence of any of the following events:

Concernant l’Indemnité Contractuelle de Rupture à laquelle le Salarié peut être éligible en vertu de l’article 22.2 de son Contrat de travail, les Parties reconnaissent et acceptent que le terme "Changement de Contrôle" désigne la survenance de l’un des évènements suivants :

(i)
a change in the ownership of the Parent Company which occurs on the date on which a person, acting alone or in concert (“Person”), acquires directly or indirectly more than fifty per cent (50%) of the voting rights of the Parent Company. It being specified for the purposes of this paragraph (i) that the acquisition of additional shares of the Parent Company by any Person who is considered to own more than fifty per cent (50%) of the voting rights of the Parent does not constitute a Change of Control; or

(i)
un changement dans l'actionnariat de la Société Mère qui intervient à la date à laquelle une personne, agissant seul ou de concert (une « Personne »), acquiert directement ou indirectement plus de cinquante pour cent (50%) des droits de vote de la Société Mère. Etant précisé pour les besoins du présent paragraphe (i) que l'acquisition additionnelle d'actions de la Société Mère par toute Personne qui est considérée détenir plus de cinquante pour cent (50%) des droits de vote de la Société Mère ne constitue pas un Changement de Contrôle ; ou

(ii)
a change in the effective control of the Parent Company which occurs on the date that a majority of members of the board of directors of the Parent Company is replaced during any consecutive twelve (12) month period by members of the board of directors of the Parent Company whose appointment is not endorsed by a majority of the members of the Board of the Parent Company prior to the date of the appointment. For purposes of this clause (ii), if any Person is considered to be in effective control of the Parent Company, the acquisition of additional control of the Parent Company by the same Person will not be considered a Change of Control; or

(ii)
un changement du contrôle effectif de la Société Mère qui intervient à la date à laquelle une majorité des membres du conseil d’administration (board of directors) de la Société Mère est remplacée au cours d'une période consécutive de douze (12) mois, par des membres dont la nomination n'a pas été préalablement approuvée par la majorité des membres du conseil d’administration (board of directors) de la Société Mère. Etant précisé pour les besoins du présent paragraphe (ii), si une Personne est considérée comme ayant le contrôle effectif de la Société Mère, l'acquisition d'un contrôle supplémentaire de la Société Mère par ladite Personne ne constitue pas un Changement de Contrôle ; ou

29/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

(iii)
the transfer of a substantial part of the assets of the Parent Company which occurs on the date on which a Person acquires (or has acquired during a consecutive period of twelve (12) months preceding the last date of acquisition of assets by such Person) assets of the Parent Company whose total Gross Fair Market Value is equal to or more than 50% of the total Gross Fair Market Value of all the assets of the Parent Company on the date preceding such acquisitions. It being specified that, the following events do not constitute a Change of Control within the meaning of this paragraph (iii):

(iii)
le transfert d'une partie substantielle des actifs de la Société Mère qui intervient à la date à laquelle une Personne acquiert (ou a acquis au cours d’une période consécutive de douze (12) mois précédant la dernière date d'acquisition d’actifs par cette Personne) des actifs de la Société Mère dont la Valeur de Marché Brute totale est égale ou supérieure à 50 % de la Valeur de Marché Brute totale de l’ensemble des actifs de la Société Mère à la date précédent ces acquisitions. Etant précisé que, les événements suivants ne constituent pas un Changement de Contrôle au sens du présent paragraphe (iii) :

(A) a transfer to an entity controlled by the shareholders of Parent Company immediately after the completion of the transfer, or (B) a transfer of assets by the Parent Company to: (1) a shareholder of the Parent Company immediately before the asset transfer) in exchange for or with respect to the Parent Company’s stock, or (2) an entity of which 50% or more of the total value or voting rights of which is owned, directly or indirectly, by the Parent Company, or (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting rights of all the outstanding stock of the Parent Company, or (4) an entity, at least 50% of the total value or voting rights of which is owned, directly or indirectly, by a Person described in paragraph (iii)(B)(3).

(A) un transfert à une entité contrôlée par les actionnaires de la Société Mère immédiatement après la réalisation du transfert, ou (B) un transfert d'actifs par la Société Mère à : (1) un actionnaire de la Société Mère (immédiatement avant le transfert d'actifs) en échange ou au titre des actions de la Société Mère,, ou (2) une entité dont 50 % ou plus de la valeur totale ou des droits de vote sont détenus, directement ou indirectement, par la Société Mère, ou (3) une Personne qui détient, directement ou indirectement, 50 % ou plus de la valeur totale ou des droits de vote des actions de la Société Mère la Société Mère, ou (4) une entité dont au moins 50 % de la valeur totale ou des droits de vote sont détenus, directement ou indirectement, par une Personne au sens du paragraphe (iii)(B)(3).

For the purposes of this paragraph (iii), the "Gross Fair Market Value" means the value of the assets of the Parent Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Pour l’application du présent paragraphe (iii), la « Valeur de Marché Brute » désigne la valeur des actifs de la Société Mère ou la valeur des actifs transférés de la Société Mère déterminée sans tenir compte du passif associé à ces actifs.

30/31

Employment contract / Contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

It being specified that a transaction whose sole purpose is (i) an intra-group reorganization by way notably of contribution, sale, merger or demerger or (ii) the setting up of a holding company held in substantially the same proportions by the Persons who held the shares of the Parent Company immediately prior to the completion of such transaction or (iii) to change the state of the Parent Company’s incorporation, shall not constitute a Change of Control.

Etant précisé qu’une opération dont le seul but est (i) une réorganisation intragroupe par voie notamment d’apport, de cession, de fusion ou de scission ou (ii) la création d’une société holding détenue dans des proportions substantiellement identiques par les Personnes qui détenaient les titres de la Société Mère immédiatement avant la réalisation de cette opération ou (iii) de transférer le siège social de la Société Mère dans un état différent de celui dans lequel elle a été constituée, ne constitue pas un Changement de Contrôle.

For the purposes of this article, capitalized terms are defined as follows:	Pour l’application du présent article, les termes commençant par une majuscule sont définis comme suit :
"Parent Company" means Inogen Inc. a corporation organized under the laws of the State of Delaware, whose head office is at 301 Coromar Dr., Goleta, California 93117.	« Société Mère » désigne Inogen Inc. société de droit de l’Etat du Delaware, dont le siège social est situé 301 Coromar Dr., Goleta, California 93117.

31/31